SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report (Date of Earliest event reported) May 20, 1997



                            CAMELOT CORPORATION
     (Exact Name of Registrant as Specified in its Charter)



  Colorado                0-8299                         84-0681531
(State  of            (Commission                      (IRS   Employer
Incorporation)        File Number)                    Identification No.)




            CAMELOT PLACE 17770 Preston Road,Dallas, Texas   75252
              (Address  of  Principal  Executive Offices)

Registrant's telephone number, including area code:   (972)  733-3005

ITEM 2.   Acquisition or Disposition of Assets

Registrant   accepted   a  stock  subscription   for   53,811,780
restricted Preferred Shares, Series J by Adina, Inc., a Delaware public company. Adina paid for the subscription with the transfer of 6,029,921 restricted common shares of Alexander Mark Investments (USA), Inc. ("AMI"). AMI owns 57% of Meteor Technology plc a public U.K. Company which has  two operating subsidiaries, DigiPhone International Ltd. and
Meteor  Payphones, Ltd.  35,688,560 of the Preferred  Shares  are
issued  upon closing and 18,123,220 of the Preferred  Shares  are issued  upon the issuance of new common shares of the  Registrant
on   a  one  for  one  basis.   The  Preferred  Shares  are  non-
convertible, non-yielding, have a preference over the common shares but subordinate to the outstanding Preferred Shares and have one vote per share voting with the common shares.

ITEM 7.   Exhibits

     (10) Material Contracts
                  a)   Subscription  Agreement  between   Camelot
           Corporation and Adina, Inc.

     (28)      *a)  Financial Statements in accordance with Regulation
       S-X.

                 *b)  Pro  Forma  Statements  in  accordance  with
     Regulation S-X.

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     CAMELOT CORPORATION


                        By:/s/Jeanette Fitzgerald
                         Jeanette Fitzgerald
                         Vice President and General Counsel

Dated:  May 29, 1997

*Exhibits to be filed within sixty days of this filing.
                             EXHIBIT

Subscription  Agreement  between Camelot Corporation  and  Adina,
Inc.